CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 22 to the Registration Statement of American Century Equity Growth Fund, American Century Income & Growth Fund, American Century Global Gold Fund, American Century Global Natural Resources Fund, and American Century Utilities Fund (five of the Funds comprising American Century Quantitative Equity Funds) on Form N-1A of our report dated February 10, 1998 on our audits of the financial statements and financial highlights of the American Century Equity Growth Fund, American
Century Income & Growth Fund, American Century Global Gold Fund, American Century Global Natural Resources Fund, and American Century Utilities Fund, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Independent Accountants".

                                                     /s/Coopers & Lybrand L.L.P.
                                                        Coopers & Lybrand L.L.P.

Kansas City, Missouri

April 24, 1998